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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported)   10 March 2005
                                                          -------------


                        Air Products and Chemicals, Inc.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                          1-4534                 23-1274455
----------------------------   ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
 of Incorporation)                                           Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania               18195-1501
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    (Address of Principal Executive Offices)                   (Zip Code)

                                 (610) 481-4911
                                 --------------
               Registrant's telephone number, including area code

                                 not applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On March 10, 2005, Air Products and Chemicals, Inc. (the "Company") issued EUR 300,000,000 Eurobonds with a 3.875% coupon and a maturity date of 10 March 2015 (the "Bonds"). Interest accrues from 10 March 2005 and is payable annually in arrears on 10 March of each year beginning 10 March 2006. Payments of interest and principle will be made in Euros. The Bonds are subject to redemption in whole at 100% of principal, at the Company's option at any time, in the event of certain changes affecting taxation in the United States of America. Deutsche Bank AG serves as fiscal agent and Deutsche Bank Luxembourg S.A. serves as listing agent and Luxembourg paying agent for the Bonds.

     The net proceeds of the issue are EUR 297,459,000 after deduction of management, selling and underwriting commissions but prior to deduction of other issuance costs, and will be used by the Company for general corporate purposes.

     The Bonds are listed on the Luxembourg Stock Exchange; they are not, and will not be, registered under the United States Securities Act of 1933. The Bonds have been offered outside the United States and may not be offered, sold or delivered within the United States or to or for the account or benefit of U.S. persons except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act of 1933.

     The Notes constitute direct general obligations of the Company ranking pari passu among themselves with all other present and future unsecured obligations of the Company (expect for obligations that may be preferred by provisions of the law that are both mandatory and of general application).

     All terms and conditions of the Bonds are set forth in an offering circular dated 8 March 2005 (the "Offering Circular"). The Offering Circular sets forth, among other things, customary events of default, including failure to pay interest or principal, acceleration of the public indebtedness (i.e., any bonds, notes or commercial paper listed on any stock exchange or traded in the conventional public markets in the United States) of the Company or under a Company guarantee of public indebtedness if such indebtedness exceeds two percent (2%) of Company's shareholders' equity set forth in its most recent Annual Report on Form 10-K; certain failures to perform other obligation regarding the Notes or under the fiscal agency agreement; and certain cases of bankruptcy, insolvency or similar proceedings. In general, if an event of default occurs and is continuing, a Bond may be declared due and payable by its holder.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Air Products and Chemicals, Inc.
                                     --------------------------------
                                     (Registrant)



     Dated:  10 March 2005           By:    /s/ Paul E. Huck
                                        -----------------------------
                                                Paul E. Huck
                                     Vice President and Chief Financial Officer










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